Exhibit 21
List of Subsidiaries

Subsidiary	Jurisdiction
Colorado Footwear Financial Holdings LLC	Delaware
Colorado Footwear, LLC	Delaware
Crocs Asia Pte Ltd.	Singapore
Crocs Australia Pty Ltd.	Australia
Crocs Austria GmbH	Austria
Crocs Brasil Comércio de Calçados Ltda.	Brazil
Crocs Canada Inc.	Canada
Crocs Europe B.V.	The Netherlands
Crocs Europe BV sede secondaria (Italy Branch)	Italy
Crocs Europe BV (Ireland Branch)	Ireland
Crocs Europe Financial BV	The Netherlands
Crocs Finance UK Limited	United Kingdom
Crocs Financial Holdings Ltd.	Malta
Crocs Financial Holdings Ltd. - US Branch	Colorado
Crocs Footwear & Accessories (Shanghai) Co., Ltd.	China
Crocs Footwear (Malaysia) Sdn. Bhd.	Malaysia
Crocs Footwear Spain SL	Spain
Crocs France S.A.R.L.	France
Crocs Germany GmbH	Germany
Crocs Hong Kong Ltd.	Hong Kong
Crocs India Private Limited	India
Crocs Industrial (Hong Kong) Co. Ltd.	Hong Kong
Crocs Industrial (Shenzhen) Co. Ltd.	China
Crocs Industrial Shenzhen Pte. Ltd. – Jin Jang Branch	China
Crocs Japan GK	Japan
Crocs Korea Inc.	South Korea
Crocs Luxembourg SARL	Luxembourg
Crocs Malta Financial Holdings Ltd.	Malta
Crocs Malta Financial Holdings Ltd. – US Branch	Colorado
Crocs Malta Global Ltd.	Malta
Crocs Malta Holdings Ltd.	Malta
Crocs Malta Ltd.	Malta
Crocs Mexico Footwear & Accessories, S. de R.L. de C.V.	Mexico
Crocs Nordic OY	Finland
Crocs Puerto Rico, Inc.	Puerto Rico
Crocs Retail, LLC	Colorado
Crocs Servicios México, S. de R.L. de C.V.	Mexico
Crocs SG Fin Co Pte. Ltd.	Singapore
Crocs Singapore Pte Ltd.	Singapore
Crocs S.R.L.	Argentina
Crocs Stores AB	Sweden
Crocs Stores B.V.	The Netherlands
Crocs Trading (Shanghai) Co. Ltd.	China
Crocs Trading Company Pte. Ltd.	Singapore
Crocs UK Fin Co Limited	United Kingdom
Crocs UK Holdings Limited	United Kingdom
Crocs UK Limited	United Kingdom
Crocs US Latin American Holdings, LLC	Delaware
Crocs Vietnam Limited Liability Company	Vietnam
Full Fortune Intellectual Limited	Hong Kong
Full Fortune Worldwide Limited	Hong Kong
Heydude Footwear Private Limited	India
Jibbitz, Inc.	Colorado

Exhibit 21

LLC Crocs CIS	Russia
Panama Footwear Distribution S. De R.L.	Panama
PT Crocs Footwear Indonesia	Indonesia